Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGI-VISION, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Surgi-Vision, Inc., a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is Surgi-Vision, Inc. (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 12, 1998.

2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 28, 2004.

3. The Amended and Restated Certificate of Incorporation of the Corporation filed on April 28, 2004, is hereby amended as set forth in the Amended and Restated Certificate of Incorporation set forth below.

4. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions has been given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

6. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Surgi-Vision, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1220 N. Market St., Suite 606, Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.

ARTICLE III

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 50,000,000 shares, consisting of (i) 40,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and (ii) 10,000,000 shares of Preferred Stock par value $.01 per share (the “Preferred Stock”). The following is a statement of the relative powers, designations, preferences, special rights, privileges, qualifications, limitations, restrictions and other matters pertaining to the Common Stock and the Preferred Stock.

A. COMMON STOCK.

1. General. The voting dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Preferred Stock

2. Voting Rights.

(a) The holders of record of the Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, subject to the voting rights of holders of any outstanding shares of any series of Preferred Stock.

(b) Notwithstanding any other provision hereof, the Corporation shall not (i) enter into any merger or consolidation with or into Dara BioSciences, Inc. or any Affiliate (as defined below) of Dara BioSciences, Inc., or (ii) sell, lease, exchange, license, transfer or otherwise dispose of all or substantially all of the property, assets or business of the Corporation to Dara BioSciences, Inc. or any Affiliate of Dara BioSciences, Inc. (each of clause (i) and clause (ii), a “Dara Business Combination”), without first obtaining the approval by vote or written consent, in the manner provided by law, of persons holding at least 75% of the total votes of all classes of the capital stock of the Corporation entitled to vote at all meetings of the stockholders of the Corporation, voting together as a single class. For purposes hereof, “Affiliate” means, with respect to any person, (1) any person who directly or indirectly is in control of, is controlled by, or is under common control with, such person and (2) any person who is a director or officer of such person or of any person described in clause (1) above. The provisions of this Section 2(b)

may not be altered, amended or repealed without first obtaining the approval by vote or written consent, in the manner provided by law, of such persons necessary to approve a Dara Business Combination.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation in their sole discretion, subject to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

B. PREFERRED STOCK.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

ARTICLE V

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

DIRECTORS; BY-LAWS

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies or unfilled newly created directorships. No election of directors need be by written ballot.

(b) After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

(c) The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE VII

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its directors and officers and (ii) any person who, while a director or officer of the Corporation, at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be required to indemnify or advance expenses to any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons (if such employees, agents or other persons are not entitled to indemnification and/or advancement of expenses pursuant to clauses (i) and (ii) above of this Article) only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

LIMITATION OF LIABILITY

No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

ARTICLE IX

AMENDMENT

Subject to the voting or consent rights of holders of outstanding shares of any series of Preferred Stock, from time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed this 28 day of May, 2004

SURGI-VISION, INC.

By:
John C. Thomas
Secretary and Chief Financial Officer

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SURGI-VISION, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

SURGI-VISION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY;

FIRST: That the name of the corporation is Surgi-Vision, Inc. (the “Corporation”).

SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation is amended by deleting the first sentence of Article IV thereof and substituting the following in its place:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 70,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and (ii) 20,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”

THIRD: That this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 30th day of May, 2007.

SURGI-VISION, INC.

By:
Name:	Kimble L. Jenkins
Title:	President

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SURGI-VISION, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

SURGI-VISION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is Surgi-Vision, Inc.

SECOND: That the Amended and Restated Certificate of Incorporation of Surgi-Vision, Inc. is amended by deleting Article I thereof and substituting the following in its place:

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is SurgiVision, Inc.

THIRD: That this amendment to the Amended and Restated Certificate of Incorporation of Surgi-Vision, Inc. has been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 11th day of November, 2008.

SURGI-VISION, INC.

By:
Name:	Kimble L. Jenkins
Title:	President & CEO

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SURGIVISION, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

SURGIVISION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is SurgiVision, Inc. (the “Corporation”).

SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation is amended by deleting the first sentence of Article IV thereof and substituting the following in its place:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 100,000,000 shares, consisting of (i) 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and (ii) 30,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”

THIRD: That this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 14th day of December, 2009.

SURGIVISION, INC.

By:
Name:	Kimble L. Jenkins
Title:	CEO & President

State of Delaware Secretary of State Division of Corporations Delivered 11:14 AM 07/13/2010 FILED 11:14 AM 07/13/2010 SRV 100736069 - 2870717 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SURGIVISION, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

SURGIVISION, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting the first paragraph of Article IV thereof in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 100,000,000 shares, consisting of (i) 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and (ii) 30,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each four (4) shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation. The following is a statement of the relative powers, designations, preferences, special rights, privileges, qualifications, limitations, restrictions and other matters pertaining to the Common Stock and Preferred Stock.”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 12th day of July, 2010.

SURGIVISION, INC.

By:	/s/ Kimble L. Jenkins
Kimble L. Jenkins
Chief Executive Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 01:00 PM 05/13/2011 FILED 01:00 PM 05/13/2011 SRV 110543415 - 2870717 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SURGIVISION, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

SURGIVISION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is SurgiVision. Inc.

SECOND: That the Amended and Restated Certificate of Incorporation of SurgiVision. Inc. is amended by deleting Article I thereof and substituting the following in its place:

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is MRI Interventions, Inc.

THIRD: That this amendment to the Amended and Restated Certificate of Incorporation of SurgiVision. Inc. has been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 13th day of May, 2011.

SURGIVISION, INC.

By:	/s/ Kimble L. Jenkins

Name:	Kimble L. Jenkins
Title:	President &CEO